POWER OF ATTORNEY

 WHEREAS, pursuant to Section 16 of the Securities Exchange Act of 1934, the

undersigned intends to file Forms 3, 4 and/or 5 (the "Forms") with the Securities and Exchange

Commission and the New York Stock Exchange when and if such Forms are required to be filed.

 NOW, THEREFORE, the undersigned hereby appoints each of Pamela F. Craven,

Justin C. Choi and Eric M. Sherbet, his or her true and lawful attorney to execute in his or her name, place and stead, said Forms and any and all amendments to said Forms and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange

Commission and the New York Stock Exchange.  Each said attorney individually shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully to all intents and purposes as the undersigned might or could do in person.  This Power of Attorney shall continue in full force and effect for so long as the undersigned is an officer or director of

Avaya Inc. and required to file Forms with the Securities and Exchange Commission as a result thereof.  This Power of Attorney supersedes any previous power of attorney executed by the undersigned with respect to the subject matter hereof.

 IN WITNESS WHEREOF, the undersigned has executed this instrument on

June 9, 2003.

      By: __/s/ Amar Pai __

      Name:  Amar Pai

      Title:  Corporate Controller/

       Principal Accounting Officer